Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

March 11, 2022

Board of Directors of Creek Road Miners, Inc. (formerly Wizard Brands, Inc.):

We hereby consent to the inclusion under the Form S-1 Registration Statement dated March 11, 2022, of our report dated March 29, 2021, with respect to the consolidated balance sheets of Wizard Brands, Inc. (now Creek Road Miners, Inc.) as of December 31, 2020 and 2019, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

/s/ MaughanSullivan LLC
Manchester, VT
March 11, 2022